Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-163201

February 17, 2010

Filed Pursuant to Rule 433

Registration No. 333-163201

February 17, 2010

FREE WRITING PROSPECTUS

(To Prospectus dated February 1, 2010)

PremierWest®

BANCORP

Shareholder Rights Common Stock Offering

Investor Presentation

1st Quarter 2010

PremierWest Bancorp, the issuer, has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at http://www.sec.gov. Alternatively, Georgeson Inc., the issuer’s information agent for the offering, will arrange to send you the prospectus if you request it by calling 1-800-868-1351 or emailing prwt@georgeson.com.

In addition, you may obtain the prospectus by clicking on the following link: Prospectus Filing

Note: Above map includes locations of finance and investment offices

Cautionary Note Regarding Forward-Looking Statements

The following information contains, and any oral presentation related hereto will contain, forward-looking statements within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements cover subjects such as our rights offering, the amount of proceeds expected from the rights offering and the use of proceeds. All statements other than statements of historical fact are forward-looking statements, and generally are indicated by words such as “estimate,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “forecast,” “could,” “should,” “may,” “will,” “would” and words or phrases of similar meaning. Forward-looking statements are subject to inherent substantial risks and uncertainties, and actual results and the timing of certain events could differ materially from those projected in any forward-looking statements due to a number of factors, many of which are difficult to predict and are beyond our control. Such factors include, without limitation, those discussed in our annual and quarterly reports and in our registration statement on Form S-1, as amended, filed with the Securities and Exchange Commission. Specific factors that could cause future results to differ from those contemplated by forward-looking statements include, without limitation, failure to raise expected amounts of capital in the rights offering and deterioration in the economy or our loan portfolio that could alter our intended use of the capital. You should not place undue reliance on forward-looking statements and, except as required by law, we undertake no obligation to update any such statements.

Offering Summary

Issuer:

PremierWest Bancorp (NASDAQ: PRWT)

Type of Security:

Common Stock

Offering Type:

Shareholder Rights

Transaction Size:

$36.0 million

Upsize Option:

20%

Offer Price Per Share:

$0.44

Shares Issued in Offering(1):

81.8 million

Pre-Offering Shares Outstanding:

24.8 million

Use of Proceeds:

Improve regulatory capital position and for general corporate purposes

Expected Closing:

March 2010

(1) Shares issued in a $36.0 million offering, before potential “upsize”

3

Offering Rationale

Our Plan

Raising up to $36.0 million of capital

Potential to upsize offering by 20% to $43.2 million

Rights Offering

Rights offering is the least dilutive option for PRWT shareholders to raise capital

Current shareholders have the opportunity to participate in purchasing newly issued shares from the Company

Offering Rationale

New capital will strengthen the balance sheet

If completed, capital ratios return to “well-capitalized”(1) regulatory classification

Proactive approach to uncertain regulatory environment

Allows flexibility to address credit quality issues

Positioned to capitalize on business opportunities as economy improves

(1) “Well-capitalized” of 10.0% total risk based capital ratio

PremierWest Bancorp Profile

Who We Are:

Headquarters:

Medford, Oregon

Branch Network:

48 branches (24 in Oregon / 24 in California)

Year Established:

1990

Assets(1):

$1.5 billion

Deposits(1):

$1.4 billion

Regional Focus:

Mid-Central Oregon, Rogue Valley, Northern

California and Sacramento Valley

Customer Focus:

Community Based Businesses and

Consumers in Core Markets

Insider Ownership(2):

19.58%

Note: Above map includes locations of finance and investment offices

(1) Internal company materials as of 12/31/2009 (2) Company S-1 filing as of 1/21/2010. Includes directors, executive officers and PRWT 401k Plan

5

Experienced Management Team

- New management team focused on short-term challenges and long-term goals
  - Completed executive management transition
  - Recently hired a new Chief Credit Officer
  - Within the last year, John Anhorn (former CEO) retired from daily management but remains as Chairman of PremierWest Bank and as a member of the Board of Directors of PremierWest Bancorp
- Regional managers located within each market geography

Executive Management Team

Officer	Position	Age	Prior Experience	Years of Banking Experience	Total Years at PRWT
James M. Ford	President & Chief Executive Officer	51	Bank of the West, Union Safe Deposit Bank, First Interstate Bank	29 Years	3 Years
Richard R. Hieb	Senior Executive Vice President	64	Western Bank, Idaho First National Bank	48 Years	12 Years
Joe Danelson	Chief Banking Officer	52	US Bank	26 Years	2 Years
Bill M. Yarbenet	Chief Credit Officer	51	Merrill Lynch and Goldman Sachs Group	27 Years	≤ 1 Year
Tom Anderson	Chief Administrative Officer	59	Valley of the Rogue Bank, Bank of America	37 Years	8 Years
Michael D. Fowler	Chief Financial Officer	66	First Interstate Bank, Pacific West Bank	10 Years	2 Years

PremierWest BANCORP

6

Source: Company S-1 filing as of 1/21/2010

Pro-Forma Capital Snapshot

Pro-forma capital snapshot under 2 capital offering scenarios(1)

Net proceeds of $18.5 million

Net proceeds of $35.5 million

($000s)

Actual 12/31/2009

Pro-Forma Capital Offering(1)

New Capital

$—

$18,500

$35,500

Tier-1 Capital

$96,851

$115,351

$132,351

Tier-2 Capital

$16,854

$16,900

$16,943

Total Risk Based Capital (Tier-1 + Tier-2)

$113,705

$132,251

$149,294

Tangible Equity

$68,087

$86,587

$103,587

Tangible Common Equity

$28,526

$47,026

$64,026

Regulatory Capital Ratios

Risk Based Capital Ratio

8.62%

10.00%

11.26%

Tier-1 Capital Ratio

7.34%

8.72%

9.98%

Leverage Ratio

5.77%

6.80%

7.72%

Tangible Equity Ratio

4.44%

5.58%

6.60%

Tangible Common Equity Ratio

1.86%

3.03%

4.08%

Pro-Forma Regulatory Capital Ratios(1)

12.00% 10.00% 8.00% 6.00% 4.00% 2.00% 0.00%

11.26%

9.98%

10.00%

8.72% 8.62%

7.72%

7.34%

6.60% 6.80%

5.58% 5.77%

4.44%

4.08%

3.03%

1.86%

Tangible Common Equity Ratio

Tangible Equity Ratio

Leverage Ratio

Tier-1 Ratio

Risk Based Capital Ratio

Actual Pro-Forma $18.5M Pro-Forma $35.5M

Source: Internal Company materials as of 12/31/2009

(1) Assumes risk weighting of 20.0% on new capital and total offering costs of $500,000 Note: Analysis for PremierWest Bancorp

7

PremierWest

BANCORP

Franchise Overview

Note: Above map includes locations of finance and investment offices

8

Attractive Geographic Footprint

Mid-Central Oregon

Branches

10

Funded Loans ($000s)

$234,269

Deposits ($000s)

$186,942

Mkt. Share Rank(1)

7

Rogue Valley

Branches

14

Funded Loans ($000s)

$513,369

Deposits ($000s)

$397,908

Mkt. Share Rank(1)

2

Northern California

Branches

15

Funded Loans ($000s)

$142,947

Deposits ($000s)

$282,791

Mkt. Share Rank(1)

9

Sacramento Valley

Branches

9

Funded Loans ($000s)

$253,711

Deposits ($000s)

$499,053

Mkt. Share Rank(1)

10

Note: Above map includes locations of finance and investment offices

Funded Loans

Sacramento Valley 22.1%

Northern California 12.5%

Mid-Central Oregon 20.5%

Rogue Valley 44.9%

Loans ($000)

% Total

Total Oregon

$747,638

65.3%

Total California

$396,658

34.7%

Deposits

Sacramento Valley 36.5%

Mid-Central Oregon 13.7%

Northern California 20.7%

Rogue Valley 29.1%

Deposits ($000)

% Total

Total Oregon

$584,850

42.8%

Total California

$781,844

57.2%

Source: Internal Company materials as of 12/31/2009

Note: Deposit data does not include balances from Administrative Division or Finance Division. Loan data excludes “Other” loan category (1) Market share data from SNL Financial, as of 6/30/2009 for counties in respective region with a PRWT branch location

Banking Footprint with Strong Market Share

Total PRWT Region[1]

Rank	Institution (ST)	Deposits ($000s)	Market Share	Branches
1	Wells Fargo & Co. (CA)	$ 9,207,119	20.1%	114
2	Bank of America Corp. (NC)	$ 8,060,178	17.6%	82
3	U.S. Bancorp (MN)	$ 5,171,890	11.3%	87
4	JPMorgan Chase & Co. (NY)	$ 3,582,546	7.8%	65
5	Umpqua Holdings Corp. (OR)	$ 2,475,912	5.4%	50
6	**PremierWest Bancorp (OR)**	**$ 1,603,559**	**3.5%**	**48**
7	BNP Paribas Group	$ 1,428,258	3.1%	20
8	TriCo Bancshares (CA)	$ 1,165,969	2.5%	38
9	Cascade Bancorp (OR)	$ 1,158,259	2.5%	15
10	RCB Corporation (CA)	$ 806,078	1.8%	14
11	Mitsubishi UFJ Finl Grp Inc	$ 764,713	1.7%	10
12	Citigroup Inc. (NY)	$ 718,124	1.6%	11
13	Bank of Commerce Holdings (CA)	$ 568,261	1.2%	5
14	North Valley Bancorp (CA)	$ 515,999	1.1%	13
15	Sterling Financial Corp. (WA)	$ 498,782	1.1%	17
	Total For Institutions In Market	$ 45,851,541		796

Includes 65 Institutions In Market

- $46 billion market opportunity within PRWT's core region
- Top 4 money center banks control 56.8% of the deposit market share (WFC, BAC, USB and JPM)
- PRWT is ranked 2nd among regional banks in deposit market share within PRWT's market footprint (excluding money center banks)

Mid-Central Oregon

Rank	Institution (ST)	Deposits ($000s)	Market Share	Branches
1	Cascade Bancorp (OR)	$ 991,267	24.0%	10
2	Umpqua Holdings Corp. (OR)	$ 921,605	22.3%	15
3	U.S. Bancorp (MN)	$ 419,813	10.2%	13
4	Wells Fargo & Co. (CA)	$ 387,968	9.4%	9
5	JPMorgan Chase & Co. (NY)	$ 261,021	6.3%	6
6	Bank of America Corp. (NC)	$ 241,473	5.8%	5
7	**PremierWest Bancorp (OR)**	**$ 184,159**	**4.5%**	**10**
8	Liberty Financial Group Inc. (OR)	$ 166,716	4.0%	5
9	South Valley Bancorp Inc. (OR)	$ 123,334	3.0%	5
10	Columbia Banking System Inc. (WA)	$ 118,253	2.9%	5
11	Washington Federal Inc. (WA)	$ 91,248	2.2%	3
12	Sterling Financial Corp. (WA)	$ 79,703	1.9%	5
13	Home Federal Bancorp (ID)	$ 75,350	1.8%	6
14	Capitol Bancorp Ltd. (MI)	$ 44,091	1.1%	1
15	West Coast Bancorp (OR)	$ 13,085	0.3%	3
	Total For Institutions In Market	$ 4,130,301		102

Rogue Valley

Rank	Institution (ST)	Deposits ($000s)	Market Share	Branches
1	Umpqua Holdings Corp. (OR)	$ 588,135	11.8%	14
2	**PremierWest Bancorp (OR)**	**$ 566,394**	**11.4%**	**14**
3	JPMorgan Chase & Co. (NY)	$ 523,732	10.5%	15
4	Wells Fargo & Co. (CA)	$ 441,819	8.9%	10
5	U.S. Bancorp (MN)	$ 435,282	8.7%	15
6	Sterling Financial Corp. (WA)	$ 419,079	8.4%	12
7	South Valley Bancorp Inc. (OR)	$ 361,169	7.2%	12
8	Bank of America Corp. (NC)	$ 316,680	6.4%	6
9	KeyCorp (OH)	$ 316,678	6.4%	6
10	Liberty Financial Group Inc. (OR)	$ 272,616	5.5%	4
11	Evergreen FS&LA (OR)	$ 218,322	4.4%	5
12	Home Valley Bancorp Inc. (OR)	$ 217,957	4.4%	5
13	Cascade Bancorp (OR)	$ 166,992	3.4%	5
14	People's Bank of Commerce (OR)	$ 84,966	1.7%	3
15	Washington Federal Inc. (WA)	$ 53,283	1.1%	2
	Total For Institutions In Market	$ 4,983,104		128

Includes 15 Institutions In Market

Northern California

Rank	Institution (ST)	Deposits ($000s)	Market Share	Branches
1	Bank of America Corp. (NC)	$ 1,215,896	18.7%	13
2	TriCo Bancshares (CA)	$ 999,137	15.4%	24
3	Wells Fargo & Co. (CA)	$ 924,430	14.2%	12
4	JPMorgan Chase & Co. (NY)	$ 586,827	9.0%	7
5	Community Valley Bancorp (CA)	$ 432,684	6.7%	12
6	North Valley Bancorp (CA)	$ 420,510	6.5%	11
7	Bank of Commerce Holdings (CA)	$ 417,035	6.4%	4
8	U.S. Bancorp (MN)	$ 351,625	5.4%	16
9	**PremierWest Bancorp (OR)**	**$ 270,796**	**4.2%**	**15**
10	Umpqua Holdings Corp. (OR)	$ 224,881	3.5%	5
11	Learner Financial Corp. (CA)	$ 222,631	3.4%	8
12	BNP Paribas Group	$ 112,971	1.7%	3
13	Golden Valley Bank (CA)	$ 71,373	1.1%	1
14	Northern CA National Bk (CA)	$ 65,982	1.0%	1
15	Cornerstone Community Bank (CA)	$ 56,604	0.9%	1
	Total For Institutions In Market	$ 6,487,783		138

Includes 19 Institutions In Market

Sacramento Valley[1]

Rank	Institution (ST)	Deposits ($000s)	Market Share	Branches
1	Wells Fargo & Co. (CA)	$ 7,452,902	24.7%	83
2	Bank of America Corp. (NC)	$ 6,286,129	20.8%	58
3	U.S. Bancorp (MN)	$ 3,965,170	13.1%	43
4	JPMorgan Chase & Co. (NY)	$ 2,210,966	7.3%	37
5	BNP Paribas Group	$ 1,315,287	4.4%	17
6	RCB Corporation (CA)	$ 806,078	2.7%	14
7	Umpqua Holdings Corp. (OR)	$ 741,291	2.5%	16
8	Mitsubishi UFJ Finl Grp Inc	$ 736,925	2.4%	9
9	Citigroup Inc. (NY)	$ 718,124	2.4%	12
10	**PremierWest Bancorp (OR)**	**$ 582,210**	**1.9%**	**9**
11	First Northern Community Bncp (CA)	$ 420,262	1.4%	14
12	Comerica Inc. (TX)	$ 406,808	1.3%	1
13	El Dorado SB FSB (CA)	$ 396,267	1.3%	11
14	Westamerica Bancorp. (CA)	$ 336,079	1.1%	8
15	Greater Sacramento Bancorp (CA)	$ 318,558	1.1%	4
	Total For Institutions In Market	$ 30,198,306		426

Includes 45 Institutions In Market

Source: Market share data from SNL Financial, as of 6/30/2009 for counties in respective region with PRWT branch location (defined below)

Region Definitions: Mid-Central Oregon includes Deschutes and Douglas counties; Rogue Valley includes Jackson, Josephine and Klamath counties; Northern California includes Butte, Shasta, Siskiyou, and Tehama counties; Sacramento Valley includes Nevada, Placer, Sacramento and Yolo counties

(1) Sacramento Valley deposits are adjusted to exclude the $14.7 billion of deposits located at 1 Citigroup branch (considered non-market deposits). PRWT deposit market share data includes branches acquired from Wells Fargo, at the deposit balance as of 6/30/2009

PremierWest BANCORP

10

Update on PremierWest

Q4 Financial Results

Non-GAAP core earnings(1) of $5.1 million, or 1.21% annualized return on average assets

Net loss for the quarter was ($109.9) million

Net loss for the quarter was largely driven by one-time non-cash goodwill impairment of $74.9 million, non-cash deferred tax asset valuation allowance of $29.7 million and loan loss provision of $16.7 million

Loan loss reserve of $45.9 million, or 3.99% of total loans and 35.7% of non-performing assets(2)

Reserves increased $4.4 million in the quarter, which reflects the impact from $12.3 million net charge-offs in the quarter and a loan loss provision of $16.7 million

Non-performing assets(2) of $128.7 million, or 8.37% of total assets $38.4 million of loans included in non-performing assets are current as to payment of principal and interest Net interest margin of 4.12% during Q4 2009, compared to 3.67% in Q4 2008 Cost of average deposits of 1.02% during Q4 2009, compared to 1.97% in Q4 2008

Average balance of non-interest bearing demand deposits increased 10.51% for December 2009 vs. December 2008 (excluding the branch acquisition)

Number of consumer non-interest bearing demand accounts increased 5.78% and business accounts increased 0.77% for December 2009 vs. December 2008 (excluding the branch acquisition)

Enhanced liquidity position from recent branch acquisition and organic deposit growth; Q4 2009 loan/deposit ratio(4) of 80.81% compared to 102.91% at Q4 2008

Risk based capital ratio of 8.62%—PRWT considered “adequately capitalized” by regulatory criteria(3)

Source: Internal Company materials as of 12/31/2009

(1) Non-GAAP core earnings = income before provision, taxes, amortization, goodwill impairment, OREO expense, problem loan expenses, and other non-recurring expenses (2) Includes loans 90+ days past due, non-accrual loans and other real estate owned (3) PremierWest Bancorp regulatory capital ratio (4) Gross loans excludes unearned income on loans

Successful Branch Acquisition in July 2009

Successful Transaction

Completed acquisition of 2 branches from Wells Fargo with approximately $342 million in deposits in July 2009 Favorable deal economics

Expand

Footprint

Branches located in Grass Valley, CA and Davis, CA

Large branches – each housed over $165 million in deposits

Deposit Base

77.1% of the acquired deposits are core deposits(1), as of 12/31/2009 Cost of deposits of 1.81% for Q4 2009 at the 2 branch locations Currently rolling-off high cost CDs

Minimal

Credit Risk

Minimal incremental credit risk – acquired a small amount of performing loans in the transaction (less than $1 million in consumer loans)

Enhanced Liquidity

Increased overall liquidity; loan/deposit ratio of 80.8% at Q4 2009 vs. 102.9% at Q4 2008 Targeted loan/deposit ratio was approximately 80% after deposit run-off

Integration into PRWT

Retain talented personnel at branches

Focus on core deposit growth and incorporating PRWT’s commercial banking focus

Note: Above map includes locations of finance and investment offices

New PRWT Locations Existing PRWT Locations

Source: Internal Company materials as of 12/31/2009

(1) Core deposits exclude CDs with balances greater than $100,000 and all brokered deposits

Core Deposit Franchise

- **Growth of key components of core deposits – attributable to successful branch campaigns and recent branch acquisition**
  - Aggregate balance of non-interest bearing demand deposits, NOW accounts and money market accounts increased $42.9 million since Q4 2008 (excluding the branch acquisition)
  - Average balance of non-interest bearing demand deposits increased 10.51% for December 2009 vs. December 2008 (excluding the branch acquisition)
  - Average balance of NOW accounts increased 4.07% for December 2009 vs. December 2008 (excluding the branch acquisition)
  - The number of consumer non-interest bearing demand and NOW accounts increased 5.78%, while business accounts increased 0.77% year-over-year (excluding the branch acquisition)
- **Decreasing dependence of brokered deposits**
  - Brokered deposits totaled $44.3 million, or 3.1% of total deposits, a decrease of $79.7 million compared to Q4 2008
  - Brokered deposits dropped to $9.0 million at the end of January and are comprised entirely of customer reciprocal deposits
- **81.2% of deposits are considered core deposits(1)**
- **Cost of average deposits of 1.02%**
- **78,567 deposit accounts at 12/31/2009**

Deposit Composition

	12/31/2009		
	Balance ($000s)	% of Total	# of Accts.
DDA	$ 256,167	18.0%	42,134
NOW	$ 149,330	10.5%	729
MMDA	$ 284,667	20.1%	4,493
Savings	$ 86,721	6.1%	14,124
CDs < $100,000	$ 376,971	26.5%	15,727
CDs > $100,000	$ 222,640	15.7%	1,360
Brokered CDs	$ 44,264	3.1%	NA
Total Deposits	**$ 1,420,762**	**100.0%**	78,567
Core Deposits(1)	$ 1,153,858	81.2%	
Non-Int. Bear. Deposits	$ 256,167	18.0%	
Non-CDs	$ 776,886	54.7%	

Additional Deposit Information

	Q4 2009
Loan / Deposit Ratio	80.81%
Cost of Average Interest Bearing Deposits	1.24%
Cost of Average Deposits	1.02%

Deposit Composition (12/31/2009)


NOW
10.5%
MMDA
20.1%
DDA
18.0%
Savings
6.1%
Brokered
CDs
3.1%
CDs <
$100,000
26.5%
CDs >
$100,000
15.7%

Source: Internal Company materials as of 12/31/2009

(1) Core deposits exclude CDs with balances greater than $100,000 and all brokered deposits

PremierWest BANCORP

13

Liquidity Profile

Strong liquidity position

18.9% of deposits are held in cash or securities available-for-sale (AFS) Total cash and AFS securities of $268.7 million Loan / Deposit ratio(1) of 80.8% Liquidity position was strengthened from branch acquisition in July 2009 – PRWT acquired $342 million in deposits and less than $1 million in loans Excess liquidity allows flexibility to roll-off high cost CDs and brokered deposits Currently buying US Treasury and GNMA securities (due to 0% risk weighting)

Total Cash and AFS Securities ($000s)

Total Cash + AFS Securities

$300,070 $250,070 $200,070 $150,070 $100,070 $50,070 $70

2006Y 2007Y 2008Y 2009Y

$48,894 $39,138 $36,767

$268,702

Loan / Deposit Ratio(1)

Loan / Deposit Ratio

115% 110% 105% 100% 95% 90%

85% 80% 75% 70%

2006Y 2007Y 2008Y 2009Y

109.5%

104.6% 102.9%

80.8%

Total Cash and Securities / Total Deposits

Cash + AFS Securities / Deposits

20% 18% 16% 14% 12% 10% 8% 6% 4% 2% 0%

2006Y 2007Y 2008Y 2009Y

5.2% 4.2%

3.2%

18.9%

Source: SNL Financial, current as of 12/31/2009 (1) Gross loans excludes unearned income on loans

Q4 Comparison: PRWT vs. Select Peers

Ticker Yield on Loans Cost of Deposits Non-Int. Bearing / Total Deposits Non-Int. Bearing Growth (1)

6.57% 1.20% 24.4% 12.9%

6.46% 0.84% 20.6% -6.0%

5.75% 1.10% 18.8% 11.5%

Average 6.26% 1.05% 21.3% 6.2%

6.13% 1.02% 18.0% 12.0%

PRWT compares favorably against well known peers in the region

Yield on Loans

6.50%

6.26%

6.25%

6.13%

6.00%

5.75%

Average PRWT

Cost of Deposits

1.10%

1.05%

1.05% 1.02%

1.00%

0.95%

0.90%

Peer Average PRWT

Non-Int. Bear. Dep. %

25.0%

22.5% 21.3%

20.0% 18.0%

17.5%

15.0%

12.5%

10.0%

Peer Average PRWT

Non-Int. Bear. Dep. Growth

15.0%

12.5% 12.0%

10.0%

7.5% 6.2%

5.0%

2.5%

0.0%

Peer Average PRWT

Source: SNL Financial for the quarter ended 12/31/2009 and internal Company materials (1) Compounded annual growth on the balance of non-interest bearing deposits year-over-year

Peer Comparison

Net Interest Margin

7.00%

6.50% 6.05% 6.25%

6.00% 5.72%

5.50%

5.11% 5.05% 4.98%

5.00% 4.68%

4.50% 4.41% 4.33%

4.12%

4.00% 4.35% 3.97% 3.73% 3.64% 4.06%

3.50% 3.61%

3.00%

2005Y 2006Y 2007Y 2008Y 2009Q1 2009Q2 2009Q3 2009Q4

PRWT Peer Median

PRWT Ratios (Q4 2009)

Net interest margin of 4.12% Yield on average loans of 6.13% Cost of average deposits of 1.02%

Yield on Average Loans(1)

9.00%

8.51%

8.50% 8.55%

7.90% 8.07%

8.00%

7.54%

7.50%

7.00% 7.23% 7.00%

6.50% 6.33%

6.66% 6.12% 6.02% 6.13%

6.00% 5.80%

5.50% 5.74% 5.79% 5.70%

5.00%

2005Y 2006Y 2007Y 2008Y 2009Q1 2009Q2 2009Q3 2009Q4

PRWT Peer Median

Cost of Average Deposits

3.00% 2.87%

2.80%

2.55%

2.60%

2.79%

2.40% 2.19%

2.20%

2.00% 2.02%

1.63% 2.12%

1.80% 1.71%

1.60%

1.40% 1.29% 1.55% 1.43% 1.35%

1.41% 1.19%

1.20%

1.00% 1.26% 1.02%

2005Y 2006Y 2007Y 2008Y 2009Q1 2009Q2 2009Q3 2009Q4

PRWT Peer Median

Source: SNL Financial and internal Company materials as of 12/31/2009

Note: peer group includes AMRB, AWBC, BANR, CACB, CASB, CTBK, COLB, FTBK, HFWA, NOVB, PCBK, STSA, TCBK, UMPQ, WBCO, and WCBO

Note: AWBC, CACB, and NOVB have not released financial data for the quarter ended 12/31/2009 (1) Yield on average loans excluding unearned income on loans and loans held for sale

Historical Earnings

Non-GAAP Core Earnings[1] vs. Net Income



$8,000
$3,000
$(2,000)
$(7,000)
$(12,000)
$(17,000)
$(22,000)
$(27,000)
$(32,000)
Income ($000s)
$5,274
$4,625
$5,012
$3,583
$5,113
$(11,275)
$(3,607)
$(27,985)
$(4,940)
$(109,940)
2008Q4
2009Q1
2009Q2
2009Q3
2009Q4
Non-GAAP Core Earnings(1)
Net Income (Loss)

Annualized Non-GAAP Core Return[1] on Avg. Assets



1.50%
1.25%
1.00%
0.75%
Core ROAA
1.44%
1.26%
1.33%
0.83%
1.21%
2008Q4
2009Q1
2009Q2
2009Q3
2009Q4

($000s)	2008Q4	2009Q1	2009Q2	2009Q3	2009Q4
Operating Revenue	**$ 23,279**	**$ 22,711**	**$ 21,929**	**$ 22,001**	**$ 23,116**
Interest Income	$ 20,613	$ 20,046	$ 19,216	$ 19,155	$ 19,498
Interest Expense	$ 6,576	$ 5,666	$ 4,920	$ 5,178	$ 4,204
Net Interest Income	$ 14,037	$ 14,380	$ 14,296	$ 13,977	$ 15,294
Provision Expense	$ 23,450	$ 10,700	$ 50,390	$ 10,261	$ 16,680
Non-Interest Income	$ 2,666	$ 2,665	$ 2,713	$ 2,846	$ 3,618
Non-Interest Expense	$ 11,931	$ 12,787	$ 13,354	$ 14,818	$ 89,553
Operating Income Before Add-Backs	$ (18,678)	$ (6,442)	$ (46,735)	$ (8,256)	$ (87,321)
Provision (Benefit) For Income Taxes	$ (7,403)	$ (2,835)	$ (18,750)	$ (3,316)	$ 22,619
Net Income (Loss)	**$ (11,275)**	**$ (3,607)**	**$ (27,985)**	**$ (4,940)**	**$ (109,940)**
Add-Backs (Excluded From Core Earnings)					
Provision (Benefit) For Income Taxes	$ (7,403)	$ (2,835)	$ (18,750)	$ (3,316)	$ 22,619
Provision Expense	$ 23,450	$ 10,700	$ 50,390	$ 10,261	$ 16,680
Merger Related Expenses	$ -	$ 18	$ 124	$ 662	$ 24
Goodwill Impairment	$ -	$ -	$ -	$ -	$ 74,920
Amortization	$ 179	$ 179	$ 179	$ 219	$ 240
FDIC Special Assesment	$ -	$ -	$ 669	$ -	$ -
OREO Expense	$ 190	$ 82	$ 139	$ 291	$ 395
Problem Loan Expense	$ 133	$ 88	$ 246	$ 406	$ 175
Total Add-Backs	$ 16,549	$ 8,232	$ 32,997	$ 8,523	$ 115,053
Non-GAAP Core Earnings[1]	**$ 5,274**	**$ 4,625**	**$ 5,012**	**$ 3,583**	**$ 5,113**
Annualized Non-GAAP Core Return on Avg. Assets[1]	**1.44%**	**1.26%**	**1.33%**	**0.83%**	**1.21%**

Source: Company SEC filings

(1) Non-GAAP core earnings = income before provision, taxes, amortization, goodwill impairment, OREO expense, problem loan expenses, and other non-recurring expenses

PremierWest BANCORP

17

Long-Term Strategic Initiatives

Traditional Banking Model

Profitable growth through expanding client relationships Continue to grow core deposits (low-cost, sticky funding) Reduce brokered funding and high cost deposits from recent acquisition Reasonable expense management Drive net interest margin expansion Return to “well-capitalized” status

Diverse Loan Portfolio

Balance growth with risk management Focus on C&I and SBA lending

Reduce concentration in construction and CRE lending Deploy excess liquidity into loan production Selective loan origination among core banking relationships Reduce customer and geographic loan concentrations

Enhanced Credit Culture

Making credit quality job #1 at PRWT

Resolving gaps between current practice and best practice Recalibrating credit risk tolerances Hiring top tier credit talent Strengthening portfolio management controls Enhancing monitoring capabilities to ensure expected results are realized

Building Long-Term Shareholder Value

Focus on risk vs. reward Return to core profitable growth Effectively manage costs Leverage geographic footprint

“People doing business with people”

Note: Above map includes locations of finance and investment offices

Credit Practices and Statistics

Significantly Enhanced Credit Administration

Hired Bill Yarbenet as Chief Credit Officer in August 2009

Reshaped policies, strategies and overall culture to adapt to current economic environment

Early warning process to identify and resolve potential credit problems – closely monitoring watch list and sizeable credits

Working to reduce classified assets and OREO – cleaning up the balance sheet Regular watch-list meetings and 3rd party loan reviews Aggressively evaluated credits in 2nd half of 2009

Created 2 groups focused on credit related problems (22 FTE personnel) Asset Recovery Group Special Asset Division

Diversified Loan Portfolio

Total Loan Portfolio



Commercial RE
49.0%
Commercial & Industrial
18.3%
Agricultural/Farm
3.8%
Other
0.3%
Consumer
4.4%
Consumer RE
3.0%
Residential RE
2.8%
Construction & Land
18.4%

Commercial Real Estate



Owner Occupied CRE
42.9%
Non-Owner Occupied CRE
57.1%

Construction and Land



CRE Construction
20.0%
Residential Construction
13.4%
Land Acquisition & Development and Raw Land
66.6%

Total Loan Portfolio

Loan Category ($000s)	Funded Loans	% of Total Loans	# of Loans	Avg. Loan
Agricultural/Farm	$ 43,418	3.8%	134	$ 324
Commercial & Industrial	$ 210,392	18.3%	1,144	$ 184
Commercial RE	$ 563,241	49.0%	820	$ 687
Construction & Land	$ 211,141	18.4%	244	$ 865
Residential RE	$ 31,991	2.8%	115	$ 278
Consumer RE	$ 33,979	3.0%	591	$ 57
Consumer	$ 50,134	4.4%	3,670	$ 14
Other	$ 3,831	0.3%	NA	NA
Total Loans[(1)]	$ 1,148,127	100.0%	6,718	$ 171

	Q4 2009
Yield on Avgerage Loans	6.12%
Yield on Avgerage Earning Assets	5.25%

Commercial Real Estate (CRE)

Loan Category ($000s)	Funded Loans	% of Subtotal CRE	% of Total	# of Loans	Avg. Loan
Owner Occupied CRE	$ 241,467	42.9%	21.0%	444	$ 544
Non-Owner Occupied CRE	$ 321,774	57.1%	28.0%	376	$ 856
Subtotal: Commercial RE	$ 563,241	100.0%	49.0%	820	$ 687

Construction and Land

Loan Category ($000s)	Funded Loans	% of Subtotal Constr.	% of Total	# of Loans	Avg. Loan
CRE Construction	$ 42,344	20.0%	3.7%	23	$ 1,841
Residential Construction	$ 28,223	13.4%	2.5%	52	$ 543
Land Acquisition & Development and Raw Land	$ 140,574	66.6%	12.2%	169	$ 832
Subtotal: Construction and Land	$ 211,141	100.0%	18.4%	244	$ 865

Source: Internal Company materials as of 12/31/2009

(1) Excludes loans held-for-sale and unearned income on loans

PremierWest BANCORP

21

Detailed Commercial Real Estate Portfolio

Owner Occupied Commercial Real Estate (CRE)

Owner Occupied CRE ($000s)	Funded Loans	% of Total	# of Loans	Avg. Loan
Religious/Education Facility	$ 47,184	19.5%	54	$ 874
Retail	$ 25,457	10.5%	54	$ 471
Mixed Use/All Other	$ 21,833	9.0%	60	$ 364
Office	$ 18,329	7.6%	60	$ 305
Medical/Professional	$ 18,029	7.5%	44	$ 410
Hospitality/Resort/Golf	$ 15,568	6.4%	9	$ 1,730
Light Manufacturing	$ 13,356	5.5%	16	$ 835
Warehouse/Processing	$ 12,275	5.1%	24	$ 511
Restaurant	$ 10,279	4.3%	17	$ 605
Gas Station/Mini Mart	$ 8,371	3.5%	14	$ 598
Agency Guaranteed-RE Secured	$ 885	0.4%	5	$ 177
Other	$ 49,901	20.7%	85	$ 587
Total Owner Occupied CRE	$ 241,467	100.0%	442	$ 546



Mixed Use/All Other 9.0%
Office 7.6%
Medical/Professional 7.5%
Retail 10.5%
Hospitality/Resort/Golf 6.4%
Light Manufacturing 5.5%
Religious/Education Facility 19.5%
Warehouse/Processing 5.1%
Restaurant 4.3%
Gas Station/Mini Mart 3.5%
Other 20.7%
Agency Guaranteed-RE Secured 0.4%

Non-Owner Occupied Commercial Real Estate (CRE)

Non-Owner Occupied CRE ($000s)	Funded Loans	% of Total	# of Loans	Avg. Loan
Hospitality/Resort/Golf	$ 42,524	13.2%	16	$ 2,658
Office	$ 37,799	11.7%	58	$ 652
Mixed Use/All Other	$ 35,802	11.1%	61	$ 587
Shopping Center/Strip Mall	$ 28,387	8.8%	13	$ 2,184
Retail	$ 22,183	6.9%	46	$ 482
Medical/Professional	$ 18,161	5.6%	16	$ 1,135
Mini-Storage	$ 17,898	5.6%	15	$ 1,193
ALF/Residential Care Facility	$ 14,013	4.4%	5	$ 2,803
Manufacturing/Industrial	$ 13,883	4.3%	5	$ 2,777
Restaurant	$ 10,070	3.1%	13	$ 775
Multifamily 5+	$ 21,657	6.7%	37	$ 585
Other	$ 59,397	18.5%	91	$ 653
Total Non-Owner Occupied CRE	$ 321,774	100.0%	376	$ 856



Shopping Center/Strip Mall 8.8%
Retail 6.9%
Mixed Use/All Other 11.1%
Medical/Professional 5.6%
Mini-Storage 5.6%
Office 11.7%
ALF/Residential Care Facility 4.4%
Hospitality/Resort/Golf 13.2%
Manufacturing/Industrial 4.3%
Restaurant 3.1%
Multifamily 5+ 6.7%
Other 18.5%

PremierWest BANCORP

22

Source: Internal Company materials as of 12/31/2009

Detailed Construction and Land Portfolio

Land Acquisition & Development and Raw Land

Land Acquisition & Development Portfolio ($000s)	Funded Loans	% of Total	# of Loans	Avg. Loan
SFR Builder Lot Inventory (CA)	$ 4,421	3.1%	20	$ 221
SFR Builder Lot Inventory (OR)	$ 14,710	10.5%	29	$ 507
Acquisition & Land Development Commercial	$ 24,275	17.3%	23	$ 1,055
Acquisition & Land Development Residential	$ 28,222	20.1%	39	$ 724
Land Only Commercial	$ 68,946	49.0%	58	$ 1,189
Total Land Acquisition & Development and Raw Land	$ 140,574	100.0%	169	$ 832



Acquisition & Land Development Commercial 17.3%
SFR Builder Lot Inventory (OR) 10.5%
SFR Builder Lot Inventory (CA) 3.1%
Acquisition & Land Development Residential 20.1%
Land Only Commercial 49.0%

Commercial Real Estate (CRE) Construction

CRE Construction Portfolio ($000s)	Funded Loans	% of Total	# of Loans	Avg. Loan
Construction CRE Non-Owner Occupied	$ 29,571	69.8%	9	$ 3,286
Construction CRE Owner Occupied	$ 12,103	28.6%	12	$ 1,009
Construction Multifamily 5+	$ 670	1.6%	2	$ 335
Total CRE Construction	$ 42,344	100.0%	23	$ 1,841



Construction CRE Owner Occupied 28.6%
Construction CRE Non-Owner Occupied 69.8%
Construction Multifamily 5+ 1.6%

Residential Construction (By State)

Residential Construction Portfolio ($000s)	Funded Loans	% of Total	# of Loans	Avg. Loan
California				
Construction 1-4 SFR Spec.	$ 2,068	7.3%	3	$ 689
Construction SFR Non-Owner Occupied	$ 365	1.3%	1	$ 365
SFR 1-4 Builder Inventory	$ 8,593	30.5%	9	$ 955
Construction SFR Owner Occupied	$ 4,659	16.5%	10	$ 466
Construction 1-4 SFR Pre-Sold	$ 448	1.6%	3	$ 149
Subtotal - California	$ 16,133	57.2%	26	$ 621
Oregon				
Construction 1-4 SFR Spec.	$ 1,018	3.6%	6	$ 170
Construction SFR Non-Owner Occupied	$ 442	1.6%	2	$ 221
SFR 1-4 Builder Inventory	$ 10,171	36.0%	16	$ 636
Construction SFR Owner Occupied	$ 459	1.6%	2	$ 230
Construction 1-4 SFR Pre-Sold	$ -	0.0%	-	$ -
Subtotal - Oregon	$ 12,090	42.8%	26	$ 465
Total Residential Construction	$ 28,223	100.0%	52	$ 543



Construction SFR Owner Occupied (CA) 16.5%
Construction 1-4 SFR Pre-Sold (CA) 1.6%
SFR 1-4 Builder Inventory (CA) 30.4%
Construction 1-4 SFR Spec. (OR) 3.6%
Construction SFR Non-Owner Occupied (CA) 1.3%
Construction SFR Non-Owner Occupied (OR) 1.6%
Construction 1-4 SFR Spec. (CA) 7.3%
SFR 1-4 Builder Inventory (OR) 36.0%
Construction 1-4 SFR Pre-Sold (OR) 0.0%
Construction SFR Owner Occupied (OR) 1.6%

PremierWest BANCORP

23

Source: Internal Company materials as of 12/31/2009

PremierWest Credit Quality

Loans 30-89 Days Past Due / Total Loans



3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
1.25%
1.19%
1.70%
2.64%
1.30%
Q4 2008
Q1 2009
Q2 2009
Q3 2009
Q4 2009

Non-Performing Loans(1) / Total Loans



10.00%
9.00%
8.00%
7.00%
6.00%
5.00%
6.62%
6.78%
8.61%
9.23%
9.04%
Q4 2008
Q1 2009
Q2 2009
Q3 2009
Q4 2009

	Q4 2008	Q1 2009	Q2 2009	Q3 2009	Q4 2009
Total Credit Quality ($000s)					
Loans 30-89 Days Past Due	$ 15,599	$ 14,804	$ 20,419	$ 31,253	$ 14,958
Loans 90+ Days Past Due	$ 1,437	$ 761	$ 235	$ 2,589	$ 5,420
Impaired Loans in Process of Collection	$ 12,682	$ 14,207	$ -	$ -	$ -
Non-Accrual Loans	$ 68,496	$ 69,045	$ 103,185	$ 106,792	$ 98,497
Total Non-Performing Loans[1]	$ 82,615	$ 84,013	$ 103,420	$ 109,381	$ 103,917
Plus: Other Real Estate Owned	$ 4,423	$ 9,362	$ 14,588	$ 19,533	$ 24,748
Total Non-Performing Assets[1]	$ 87,038	$ 93,375	$ 118,008	$ 128,914	$ 128,665
Reserve Buildup ($000s)					
Loan Loss Reserve (Beg. Balance)	$ 20,960	$ 17,157	$ 25,659	$ 40,300	$ 41,513
+ Provision Expense	$ 23,450	$ 10,700	$ 50,390	$ 10,261	$ 16,680
- Net Charge-Offs	$ 27,253	$ 2,198	$ 35,749	$ 9,048	$ 12,290
Loan Loss Reserve (End. Balance)	$ 17,157	$ 25,659	$ 40,300	$ 41,513	$ 45,903
Credit Ratios					
Loans 30-89 DPD / Total Loans	1.25%	1.19%	1.70%	2.64%	1.30%
NPLs[1] / Total Loans	6.62%	6.78%	8.61%	9.23%	9.04%
NPAs[1] / Total Assets	5.90%	6.24%	7.98%	7.51%	8.37%
Reserves / Loans	1.38%	2.07%	3.36%	3.51%	3.99%
Reserves / NPLs[1]	20.77%	30.54%	38.97%	37.95%	44.17%
Reserves / NPAs[1]	19.71%	27.48%	34.15%	32.20%	35.68%
NCOs / Avg. Loans[2]	8.56%	0.70%	11.58%	2.98%	4.14%

The non-performing loan total of $103.9 million includes $38.4 million of loans that are current as to payment of principal and interest but are considered "non-accrual" status for reasons unrelated to payment performance (37.0% of total NPLs)

Source: SNL Financial and internal Company materials as of 12/31/2009

(1) Includes loans 90+ days past due and impaired loans in process of collection

(2) Net charge-off ratio is annualized for the quarter

PremierWest BANCORP

24

Geography of Credit Issues

NPLs by Type



Consumer RE
0.2%
Consumer
0.1%
Agricultural/Farm
0.7%
Commerce & Industrial
7.0%
Residential RE
4.8%
Residential RE Construction
19.1%
Commercial RE & Commercial Construction
68.3%

Geography of NPLs



Sacramento Valley
23.9%
Rogue Valley
25.4%
Northern California
19.0%
Mid-Central Oregon
31.7%

NPLs / Total Funded Loans[1]



5.1%
14.1%
13.8%
9.8%
9.1%
Rogue Valley
Mid-Central Oregon
Northern California
Sacramento Valley
Total PRWT

Credit Quality by Type and Geography

Loan Category ($000s)	Total Funded Loans[1]	Non-Performing Loans (By PRWT Region)[2] Rogue Valley	Mid-Central Oregon	Northern California	Sacramento Valley	Total NPLs[2] Total Balance	NPL Category / Total NPLs	NPLs / Total Category Loans[2]	Gross Charge-Offs[3]	Charge-Offs / Total Loans[3]
Agricultural/Farm	$ 43,418	$ -	$ -	$ 682	$ -	$ 682	0.7%	1.6%	$ 31	0.07%
Commerce & Industrial	$ 210,392	$ 3,208	$ 348	$ 595	$ 3,100	$ 7,251	7.0%	3.4%	$ 21,997	10.46%
Commercial RE & Commercial Construction	$ 746,159	$ 18,690	$ 29,609	$ 8,748	$ 13,907	$ 70,954	68.3%	9.5%	$ 27,662	3.71%
Residential RE Construction	$ 28,223	$ 3,292	$ 2,368	$ 8,279	$ 5,911	$ 19,850	19.1%	70.3%	$ 6,544	23.19%
Residential RE	$ 31,991	$ 980	$ 640	$ 1,381	$ 1,947	$ 4,948	4.8%	15.5%	$ 2,118	6.62%
Consumer RE	$ 33,979	$ 177	$ -	$ -	$ -	$ 177	0.2%	0.5%	$ -	0.00%
Consumer	$ 50,134	$ 22	$ 19	$ 14	$ -	$ 55	0.1%	0.1%	$ 2,715	5.42%
Total	$ 1,144,296	$ 26,369	$ 32,984	$ 19,699	$ 24,865	$ 103,917		9.1%	$ 61,067	5.34%
Region NPLs / Total NPLs[2]		25.4%	31.7%	19.0%	23.9%	100.0%				
Total Funded Loans By Region[1]		$ 513,369	$ 234,269	$ 142,947	$ 253,711	$ 1,144,296				
NPLs By Region / Total Funded Loans By Region[1][2]		5.1%	14.1%	13.8%	9.8%	9.1%				

Source: Internal Company materials as of 12/31/2009

(1) Excludes "other" loan category comprised of credit cards overdrafts, leases and other adjustments

(2) NPLs include loans 90+ days past due

(3) Gross charge-offs taken during 12 months ended 12/31/2009

PremierWest BANCORP

25

Note: Above map includes locations of finance and investment offices

Appendix

Historical Acquisitions

Bank & Thrift Company Deals

Target / Seller

State

Industry Type

Announce Date

Completion Date

Deal Value ($M)

Target Assets ($000)

Stockmans Financial Group CA Bank 10/19/2007 1/26/2008 $ 88.5 $ 377,909

Mid Valley Bank CA Bank 9/15/2003 1/23/2004 $ 25.7 $ 173,057

Timberline Bancshares, Inc. CA Bank 10/17/2000 4/16/2001 $ 14.0 $ 92,422

United Bancorp OR Bank 10/8/1999 5/8/2000 $ 29.1 $ 117,615

Bank & Thrift Branch Deals

Target / Seller2 Branches

State

Industry Type

Announce Date

Completion Date

Number of Branches

Deposits Transferred ($000)

Wells Fargo & Company CA Bank 2/19/2009 7/17/2009 2 $ 342,384

Source: SNL Financial

Board of Directors and Ownership Detail

- Insiders own 4.8 million shares, or 19.58% of shares outstanding[(1)]
- Rights offering is expected to attract strong participation from management team and Board of Directors

Board of Directors

Officer	Board Position	Shares Beneficially Owned	% of Common Shares Owned[(2)]
John A Duke	Chairman of the Board	1,485,239	6.00%
Patrick G. Huycke	Vice Chairman of the Board	228,633	0.92%
George C. St. Laurent, Jr.	Director	1,737,439	7.01%
John B. Dickerson	Director	134,956	0.54%
John L. Anhorn	Director, Executive Chairman (Former CEO)	154,027	0.62%
Brian Pargeter	Director	107,070	0.43%
Thomas R. Becker	Director	107,031	0.43%
Rickar D. Watkins	Director	80,404	0.32%
Richard R. Hieb	Director (Current COO)	124,816	0.50%
Dennis N. Hoffbuhr	Director	79,795	0.32%
James M. Ford	Director (Current CEO)	49,744	0.20%
James L. Patterson	Director	34,197	0.14%
Total Board of Directors		**4,323,351**	**17.45%**

Total Non-Director Executive Officers and 401k Plan		**525,898**	**2.12%**

Total Directors, Executive Officers and 401k Plan		**4,849,249**	**19.58%**

Total Shares Outstanding	**24,771,928**

Source: Company S-1 filing, as of 1/21/2010

(1) Includes directors, executive officers and PRWT 401k Plan

(2) Ownership data for Board members includes all direct shares and options, including shares owned through Company 401k

PremierWest BANCORP

28